AGREEMENT PURSUANT TO RULE 17g-1(f)

This AGREEMENT dated this 10th day of October among Kansas Municipal Fund, Maine Municipal Fund, Nebraska Municipal Fund, Oklahoma Municipal Fund, Viking Tax-Free Fund for Montana, and Viking Tax-Free Fund for North Dakota Fund Series of Viking Mutual Funds; Integrity Dividend Harvest Fund, Integrity Dividend Summit Fund, Integrity Growth & Income Fund, Integrity High Income Fund, Integrity Mid-North American Resources Fund, and Integrity Short Term Government Fund Series of The Integrity Funds; (sometimes hereinafter referred to as the “Funds”); Corridor Investors, LLC; Viking Fund Management, LLC; Integrity Funds Distributor, LLC; Integrity Fund Services, LLC; and Corridor Investors, LLC 401(k) Plan (hereinafter collectively with the Funds referred to as the “Insured Parties”).

WHEREAS, each of the Funds is either a management investment company or a series thereof registered under the Investment Company Act of 1940 (the “1940 Act”); and

WHEREAS, pursuant to Rule 17g-1 (the “Rule”) under the 1940 Act each registered management investment company or a series thereof is required to provide and maintain a bond against larceny and embezzlement by certain officers and employees; and

WHEREAS, such bond may be in the form of a joint insured bond; and

WHEREAS, Viking Fund Management, LLC acts as investment manager of the Funds;

WHEREAS, Integrity Funds Distributor, LLC acts as principal underwriter of the Funds;

WHEREAS, Integrity Fund Services, LLC acts as the administrator of the Funds;

WHEREAS, the Insured Parties have heretofore obtained investment company fidelity bond underwritten by Great American Insurance Company in the form of a joint insured bond;

NOW, THEREFORE, for and in consideration of the mutual promises hereinafter set forth, the Insured Parties agree as follows:

1.

In the event that recovery is received under the aforementioned bond as a result of a loss sustained by any two or more of the Insured Parties hereto, each of such Insured Parties shall receive an equitable and proportionate share of the recovery but at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage required under paragraph (d)(1) of the Rule.

2.	The obligations of the Funds under this Agreement are not binding upon any of the Directors or Trustees or Fund shareholders individually, but bind only the Funds.

3.	The parties of this Agreement consent to having any other registered investment company managed by Viking Fund Management, LLC become a party to this agreement.

IN WITNESS WHEREOF, the Insured Parties hereto have caused this AGREEMENT to be executed by their respective presidents thereunto duly authorized as of the day and year first above written.

KANSAS MUNICIPAL FUND Series of Viking Mutual Funds By: /s/ Shannon D. Radke Shannon D. Radke President	MAINE MUNICIPAL FUND Series of Viking Mutual Funds By: /s/ Shannon D. Radke Shannon D. Radke President

NEBRASKA MUNICIPAL FUND Series of Viking Mutual Funds By: /s/ Shannon D. Radke Shannon D. Radke President	OKLAHOMA MUNICIPAL FUND Series of Viking Mutual Funds By: /s/ Shannon D. Radke Shannon D. Radke President

VIKING TAX-FREE FUND FOR MONTANA Series of Viking Mutual Funds By: /s/ Shannon D. Radke Shannon D. Radke President	VIKING TAX-FREE FUND FOR NORTH DAKOTA Series of Viking Mutual Funds By: /s/ Shannon D. Radke Shannon D. Radke President

INTEGRITY DIVIDEND HARVEST FUND Series of The Integrity Funds By: /s/ Shannon D. Radke Shannon D. Radke President	INTEGRITY DIVIDEND SUMMIT FUND Series of The Integrity Funds By: /s/ Shannon D. Radke Shannon D. Radke President

INTEGRITY GROWTH & INCOME FUND Series of The Integrity Funds By: /s/ Shannon D. Radke Shannon D. Radke President	INTEGRITY HIGH INCOME FUND Series of The Integrity Funds By: /s/ Shannon D. Radke Shannon D. Radke President

INTEGRITY MID-NORTH AMERICAN RESOURCES FUND Series of The Integrity Funds By: _/s/ Shannon D. Radke Shannon D. Radke President	INTEGRITY SHORT TERM GOVERNMENT FUND Series of The Integrity Funds By: /s/ Shannon D. Radke Shannon D. Radke President

CORRIDOR INVESTORS, LLC By: /s/ Shannon D. Radke Shannon D. Radke President	VIKING FUND MANAGEMENT, LLC By: /s/ Shannon D. Radke Shannon D. Radke President

INTEGRITY FUNDS DISTRIBUTOR, LLC By: /s/ Shannon D. Radke Shannon D. Radke President	INTEGRITY FUND SERVICES, LLC By: /s/ Shannon D. Radke Shannon D. Radke President

CORRIDOR INVESTORS, LLC 401(K) PLAN By: /s/ Shannon D. Radke Shannon D. Radke President

JOINT RESOLUTIONS OF MAJORITIES OF THE TRUSTEES OF THE INTEGRITY FUNDS AND VIKING MUTUAL FUNDS, INCLUDING A MAJORITY OF THE TRUSTEES WHO ARE NOT “INTERESTED PERSONS,” CONCERNING THE BOND REQUIRED PURSUANT TO RULE 17g-1 UNDER THE INVESTMENT COMPANY ACT OF 1940

WHEREAS, pursuant to Rule 17g-1 (the “Rule”) under the Investment Company Act of 1940 (the “1940 Act”), and Nebraska Municipal Fund, Kansas Municipal Fund, Oklahoma Municipal Fund, Maine Municipal Fund, Viking Tax-Free Fund for Montana, and Viking Tax-Free Fund for North Dakota, series of Viking Mutual Funds; and Williston Basin/Mid-North America Stock Fund, Integrity High Income Fund, Integrity Growth & Income Fund, Integrity Dividend Harvest Fund, Integrity Dividend Summit Fund, and Integrity Short Term Government Fund, series of The Integrity Funds (collectively, referred to hereinafter as the “Funds”) are required to provide and maintain bonds against larceny and embezzlement covering each officer and employee of the Funds having access to the Funds’ securities or funds either directly or through authority to draw upon such funds or to direct generally the disposition of such securities; and

WHEREAS, paragraph (b) of the Rule provides that the bond may be in the form of a joint insured bond; and

WHEREAS, paragraph (d) of the Rule requires that the bond be in such reasonable form and amount as a majority of the Funds’ boards of directors who are not “interested persons” of the Funds as defined by Section 2(a)(19) of the 1940 Act shall approve as often as their fiduciary duties require, but not less than once every twelve months, with due consideration to all relevant factors including, but not limited to, the value of the aggregate assets of the Funds to which any covered person may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the Funds’ portfolios; and

WHEREAS, paragraph (d)(2) of the Rule provides that a joint insured bond shall be in an amount at least equal to the sum of (i) the total amount of coverage which each of the Funds would have been required to provide and maintain individually pursuant to the schedule provided under paragraph (d)(1) of the Rule had each of the Funds not been named under a joint insured bond, plus (ii) the amount of each bond which each named insured other than a registered management investment company would have been required to provide and maintain pursuant to federal statutes or regulations had it not been named as an insured under a joint insured bond; and

WHEREAS, the Viking Mutual Funds had gross assets of $203,430,681.85, and The Integrity Funds had gross assets of $842,105,240.78, in each case as of the end of such Fund’s most recent fiscal quarter; and

WHEREAS, paragraph (f) of the Rule requires that each Fund named as an insured in a joint insured bond shall enter into an agreement with all of the other named insureds providing that in the event recovery is received under the bond as a result of a loss sustained by the registered management investment company and one or more other named insureds, the registered management investment company shall receive an equitable and proportionate share of the recovery, but at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage required by paragraph (d)(1) of the Rule; and

WHEREAS, paragraph (g)(1)(B) of the Rule requires that the Funds file with the Securities and Exchange Commission within ten days after receipt of an executed joint insured bond or any amendment thereof (i) a copy of the bond, (ii) a copy of the resolution of a majority of the board of directors who are not “interested persons” of the Funds approving the amount, type, form, and coverage of the bond and the portion of the premium to be paid by each of the Funds, (iii) a statement showing the amount of the single insured bond which each of the Funds would have provided and maintained had they not been named as insureds under a joint insured bond, (iv) a statement as to the period for which premiums have been paid, and (v) a copy of each agreement between the Funds and all of the other named insureds, and any amendment thereto entered into pursuant to paragraph (f) of the Rule; and

WHEREAS, paragraph (h) of the Rule requires that each of the Funds designate an officer to make the filings and give the notices required by paragraph (g) of the Rule; and

WHEREAS, the Funds and the other named insureds obtained an offer for investment company fidelity bond coverage in the form of a joint insured bond underwritten by Great American Insurance Group in the amount of $1,600,000, in compliance with the Rule, and for a premium of $4,705.

NOW, THEREFORE, BE IT RESOLVED, that taking all relevant factors into consideration including, but not limited to, the number of the other parties named as insured, the nature of the business activities of such other parties, the amount of the joint insured bond, and the amount of the premium for such bond, the allocation of the premium among all parties named as insureds as presented at this meeting, and the extent to which the share of the premium allocated to the investment company is less than the premium such company would have had to pay if it had provided and maintained a single insured bond, the amount, type, form, and coverage of the joint insured bond are approved as presented to this meeting; and

BE IT FURTHER RESOLVED, that each of the Funds is authorized to pay, and shall pay, its respective portion of the premium under the joint insured bond pursuant to the Agreement pursuant to Rule 17g-1(f); and

BE IT FURTHER RESOLVED, that the officers of the Funds be, and each of them hereby is, authorized to take such actions as are necessary to make the filings and give the notices required by paragraph (g) of the Rule on behalf of the Funds and to take all steps necessary, beneficial or appropriate to effectuate the foregoing resolutions.

Dated this 10th day of October, 2025:

A MAJORITY OF THE TRUSTEES OF KANSAS MUNICIPAL FUND SERIES OF VIKING MUTUAL FUNDS WHO ARE NOT “INTERESTED PERSONS”

By: /s/ Shannon D. Radke

Shannon D. Radke
President
Kansas Municipal Fund Series of
Viking Mutual Funds

A MAJORITY OF THE TRUSTEES OF MAINE MUNICIPAL FUND SERIES OF VIKING MUTUAL FUNDS WHO ARE NOT “INTERESTED PERSONS”

By: /s/ Shannon D. Radke

Shannon D. Radke
President
Maine Municipal Fund Series of
Viking Mutual Funds

A MAJORITY OF THE TRUSTEES OF NEBRASKA MUNICIPAL FUND SERIES OF VIKING MUTUAL FUNDS WHO ARE NOT “INTERESTED PERSONS”

By: /s/ Shannon D. Radke

Shannon D. Radke
President
Nebraska Municipal Fund Series of
Viking Mutual Funds

A MAJORITY OF THE TRUSTEES OF OKLAHOMA MUNICIPAL FUND SERIES OF VIKING MUTUAL FUNDS WHO ARE NOT “INTERESTED PERSONS”

By: /s/ Shannon D. Radke

Shannon D. Radke
President
Oklahoma Municipal Fund Series of
Viking Mutual Funds

A MAJORITY OF THE TRUSTEES OF VIKING TAX-FREE FUND FOR MONTANA SERIES OF VIKING MUTUAL FUNDS WHO ARE NOT “INTERESTED PERSONS”

By: /s/ Shannon D. Radke

Shannon D. Radke
President
Viking Tax-Free Fund for Montana Series of
Viking Mutual Funds

A MAJORITY OF THE TRUSTEES OFVIKING TAX-FREE FUND FOR NORTH DAKOTA SERIES OF VIKING MUTUAL FUNDS WHO ARE NOT “INTERESTED PERSONS”

By: /s/ Shannon D. Radke

Shannon D. Radke
President
Viking Tax-Free Fund for North Dakota Series of
Viking Mutual Funds

A MAJORITY OF THE TRUSTEES OF INTEGRITY DIVIDEND HARVEST FUND SERIES OF THE INTEGRITY FUNDS WHO ARE NOT “INTERESTED PERSONS”

By: /s/ Shannon D. Radke

Shannon D. Radke
President
Integrity Dividend Harvest Fund Series of
The Integrity Funds

A MAJORITY OF THE TRUSTEES OF INTEGRITY DIVIDEND SUMMIT FUND SERIES OF THE INTEGRITY FUNDS WHO ARE NOT “INTERESTED PERSONS”

By: /s/ Shannon D. Radke

Shannon D. Radke
President
Integrity Dividend Summit Fund Series of
The Integrity Funds

A MAJORITY OF THE TRUSTEES OF INTEGRITY GROWTH & INCOME FUND SERIES OF THE INTEGRITY FUNDS WHO ARE NOT “INTERESTED PERSONS”

By: /s/ Shannon D. Radke

Shannon D. Radke
President
Integrity Growth & Income Fund Series of
The Integrity Funds

A MAJORITY OF THE TRUSTEES OF INTEGRITY HIGH INCOME FUND SERIES OF THE INTEGRITY FUNDS WHO ARE NOT “INTERESTED PERSONS”

By: /s/ Shannon D. Radke

Shannon D. Radke
President
Integrity High Income Fund Series of
The Integrity Funds

A MAJORITY OF THE TRUSTEES OF INTEGRITY MID-NORTH AMERICAN RESOURCES FUND SERIES OF THE INTEGRITY FUNDS WHO ARE NOT “INTERESTED PERSONS”

By: /s/ Shannon D. Radke

Shannon D. Radke
President
Integrity Mid-North American Resources Fund Series of
The Integrity Funds

A MAJORITY OF THE TRUSTEES OF INTEGRITY SHORT TERM GOVERNMENT FUND SERIES OF THE INTEGRITY FUNDS WHO ARE NOT “INTERESTED PERSONS”

By: /s/ Shannon D. Radke

Shannon D. Radke
President
Integrity Short Term Government Fund Series of
The Integrity Funds